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                                                                  EXHIBIT 99

PRESS RELEASE


                   AMSURG CORP. TO PRESENT AT THE SMITH BARNEY
                         CITIGROUP HEALTHCARE CONFERENCE

                             ----------------------

             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
              BEGINNING THURSDAY, MARCH 31ST, AT 9:10 A.M. EASTERN

NASHVILLE, Tenn. (March 24, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Smith Barney Citigroup Healthcare Conference, March 29th through March 31st, in Washington, D.C. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 9:10 a.m. Eastern Time on Thursday, March 31, 2005. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.



                                        Contact:
                                                 Claire M. Gulmi
                                                 Senior Vice President and
                                                 Chief Financial Officer
                                                 (615) 665-1283




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